HEADS OF TERMS


                                      DATE



                              INTERNET HOLDINGS INC



                                 ACQUISITION OF



                                   FERMAN A.G.

                                      FROM

                             (1) DR. ALEXANDER NILL
                              (2) FORTMAN CLINE AG


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                                 HEADS OF TERMS

This Agreement is entered into this 3rd day of May 2000 by and between:-

1. Internet Holdings Inc, a Utah Corporation, US Tax ID Number 13-3758042 (hereinafter called "the Acquirer") and

2. Dr Alexander Nill of 2 Roberts Mews, London, SW1X 8DA, United Kingdom and FORTMAN CLINE AG a Company incorporated in Switzerland and whose registered office is situate at Farberstrasse 33, 8008 Zurich, Switzerland (hereinafter called "the Vendors") and together referred to as "the parties".

1.      PURCHASE OF FERMAN A.G.

1.1 The Acquirer hereby agrees to purchase and the Vendor agrees to sell 51% of the outstanding capital stock of Ferman AG, a Company incorporated in Seestrasee 65, 6052 Hergiswil, Switzerland (hereinafter called "the Acquiree") subject to the completion of the various matters set out in Clause 2 below.

1.2 The consideration payable by the Acquirer shall be $42,000,000 (Forty Two Million United States Dollars) to be paid in the form of 3,360,000 (Three Million, Three Hundred and Sixty Thousand)


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        shares of the Acquirer's Common Stock, to be treated as fully paid.

2. The Share exchange set out above is conditional on the completion of the following actions:-

2.1 The production of a set of audited accounts for the Acquiree by the Vendor is a form satisfactory to the Acquirer, showing, inter alia, assets consisting of at least US$83,000,000 (Eighty Three Million United States Dollars).

2.2 The execution of a guarantee by the Vendor and the Vendor's shareholders in a form acceptable to the Acquirer that 51% of the realisable value of the assets of the Acquiree will be not less than $42,000,000 (Forty Two Million United States Dollars) and that in the case that 51% of the assets are less than $42,000,000 that the Vendor will make up any difference between the actual realisable value of the assets and the sum of $42,000,000 in cash or in the form of equity securities acceptable to the Acquirer.

2.3 The execution by the parties of a purchase contract in a form to be agreed between the parties containing the usual representations and warranties regarding the Parties


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        and the proposed  transaction  provided always that this agreement shall be deemed binding upon the parties who shall collectively take all reasonable steps as are necessary to give effect to all the provisions of this agreement. Neither party shall deliberately do any act or omit from doing any act with the intent to delay or prevent any of the matters referred to herein and agreed to be done by the parties from being done and the transactions contemplated by this agreement being fully completed. For the purpose of this agreement time shall be deemed to be of the essence.

3.      Termination

3.1 This Agreement may be terminated by the action of the Board of Directors of the Acquirer or by the action of the Board of Directors of the Vendor at any time prior to closing subject to and only if:

3.1.1 There shall be any actual or threatened action or proceeding by or before any Court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the Judgment of such Board of Directors made in good faith and based upon the advice of Legal Counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or


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3.1.2   The Closing shall not have occurred  prior to May 30, 2000 or such later date as shall have been approved by the parties hereto, other than for reasons set forth below;

3.1.3 There shall have been any material adverse change in the assets, properties, business or financial condition of the Acquiree taken as a whole, which could have a materially adverse effect on the value of the Acquiree (but subject to the provisions of Clause 2.2 above);;

3.1.4 In the event of termination pursuant to this Clause no obligation, right or liability shall arise hereunder and each party shall bear all of the expenses incurred by them in connection with the negotiation, drafting and execution of this Agreement and the consummation of the transactions herein contemplated.

4.      General

4.1 Any notice required or permitted to be given by either party to the other under these Conditions shall be in Writing addressed to that other party at its registered office or principal place of business or last known address or such other address as may at the relevant time have been notified pursuant to this provision to the party giving the notice or to the respective parties solicitors as defined herein.


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4.2     No waiver  by either  party of any  breach  of this  Agreement  shall be considered as a waiver of any subsequent breach of the same or any other provision.

4.3 If any provision of these Conditions is held by any competent authority to be invalid or unenforceable in whole or in part the validity of the other provisions of these Conditions and the remainder of the provision in question shall not be affected thereby.

4.4 This Agreement and these Conditions shall be governed by the laws of England and the parties consent to the exclusive jurisdiction of the English courts in all matters regarding this Agreement and these Conditions.

4.5 Unless the context otherwise requires, words importing one gender include all other genders and words importing the singular include the plural and vice versa. The Headings incorporated into this agreement are solely for the purpose of identification only and each clause contained herein shall be construed by reference to the meaning of the wording used.

4.6 This Agreement is confidential to the parties to the Agreement and may not be disclosed to any third party except as required by the law applicable to this Agreement without the permission of the other party.

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5.      CONTINUING DISPUTES ARBITRATION


5.1 In the event of there being any dispute that has not been resolved in accordance with the provisions of clause 14 above then in the continued absence of agreement (which for this purpose shall be deemed conclusive if either the Grantor or the grantee should serve a notice on the other calling for the dispute to be arbitrated upon) the matter shall be referred to arbitration. Such dispute shall be determined by a single Arbitrator to be agreed upon by the parties but in default of such agreement shall be nominated on the application of either party by the President of the Law Society for the time being in accordance with and subject to the provisions of the Arbitration Act 1950 or any statutory modification or re-enactment thereof for the time being in force. Upon every such reference the arbitrator shall have power to take the opinion of Counsel as he may think fit and to act upon any opinion so taken and to obtain the assistance of such accountants or a valuer or other experts as he may think fit and to act upon any statement of accounts, valuation or expert assistance so obtained.

6.      CANCELLATION

6.1 This agreement shall not be varied or cancelled unless such variation or cancellation shall be expressly agreed in writing by the parties hereto.


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7.      CONTINUING EFFECT OF AGREEMENT

7.1 If any of the provisions of this agreement is found by an arbitrator, court or other competent authority to be void or unenforceable such provision shall be deemed to be deleted from this agreement and the remaining provisions of this agreement shall remain in full force and effect. Notwithstanding the foregoing the parties hereto shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.

8.      NO PARTNERSHIP

8.1 Nothing in this agreement shall be deemed to constitute a partnership between the parties to this agreement nor constitute any party, the agent of the other party or otherwise entitle any party to have authority to bind the other party for any purpose.

9.      No conflict with other Instruments.

9.1 The execution of this Agreement will not violate or breach any document, instrumental, agreement, contract or commitment of the Acquiree to which Acquiree or Vendor.


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10.     Signatories are duly authorised.

10.1 The signatories to this Agreement have been duly authorised by all appropriate and necessary action by their respective organisations to sign and enter into this agreement.


IN WITNESS WHEREOF the parties have executed this Agreement the day and year first above written.

Signed for and on behalf of Internet Holdings Inc

By /S/ Stefan Allesch-Taylor
President

Witnessed

Signed by Dr Alexander Nill  /s/ Dr Alexander Nill

Witnessed

Signed for and on behalf of Fortman Cline AG

By   /s/  Paul Schuler

Witnessed


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